As filed with the Securities and Exchange Commission on October 4, 2013

Registration No. 333-179379

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

EZCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	74-2540145 (I.R.S. Employer Identification Number)

1901 Capital Parkway Austin, Texas 78746 (512) 314-3400 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Name, address, including zip code, and telephone number, including area code, of agent for service:	Copy of communications to:

Thomas H. Welch, Jr. Senior Vice President, General Counsel and Secretary EZCORP, Inc. 1901 Capital Parkway Austin, Texas 78746 (512) 314-3400	Christine A. Hathaway Vinson & Elkins L.L.P. 2001 Ross Avenue, Suite 3700 Dallas, Texas 75201-2975 214-220-7700

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to this registration statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

US 2104462v.9

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer    ☒    Accelerated filer    ☐    Non-accelerated filer    ☐    Smaller reporting company    ☐
(Do not check if a smaller reporting company)

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Subsidiary Guarantor (1)	State or Other Jurisdiction of Incorporation or Formation	IRS Employer Identification Number
CCV Americas, LLC	Delaware	45-3060905
CCV Pennsylvania, Inc.	Delaware	45-3061766
CCV Virginia, Inc.	Delaware	45-3061077
Change Capital, Inc.	Delaware	45-2779029
Change Capital Investments, LLC	Delaware	45-2779146
Change Capital Ventures, LLC	Delaware	45-2779099
EZCORP International, Inc.	Delaware	24-2874123
EZCORP International Holdings, LLC	Delaware	45-1858861
EZCORP Online, Inc.	Delaware	27-1931262
EZCORP USA, Inc.	Delaware	45-4364096

Exact Name of Subsidiary Guarantor (1)	State or Other Jurisdiction of Incorporation or Formation	IRS Employer Identification Number
EZMONEY Alabama, Inc.	Delaware	26-1412933
EZMONEY Canada, Inc.	Delaware	26-0205820
EZMONEY Colorado, Inc.	Delaware	20-2531048
EZMONEY Hawaii, Inc.	Delaware	45-3829074
EZMONEY Holdings, Inc.	Delaware	74-2672902
EZMONEY Idaho, Inc.	Delaware	20-5437995
EZMONEY Kansas, Inc.	Delaware	20-5862455
EZMONEY Management, Inc.	Delaware	74-2655625
EZMONEY Missouri, Inc.	Delaware	26-0205892
EZMONEY Nebraska, Inc.	Delaware	20-5438085
EZMONEY South Dakota, Inc.	Delaware	20-5862426
EZMONEY Utah, Inc.	Delaware	20-3896254
EZMONEY Wisconsin, Inc.	Delaware	20-3415652
EZPAWN Alabama, Inc.	Delaware	74-2643349
EZPAWN Arkansas, Inc.	Delaware	74-2629548
EZPAWN Colorado, Inc.	Delaware	74-2629549
EZPAWN Florida, Inc.	Delaware	74-2655620
EZPAWN Georgia, Inc.	Delaware	38-3804397
EZPAWN Holdings, Inc.	Delaware	74-2540146
EZPAWN Illinois, Inc.	Delaware	27-2407645
EZPAWN Indiana, Inc.	Delaware	74-2655624
EZPAWN Iowa, Inc.	Delaware	84-0752900
EZPAWN Louisiana, Inc.	Delaware	74-2704187
EZPAWN Mexico Holdings, LLC	Delaware	20-5414044
EZPAWN Mexico Ltd., LLC	Delaware	20-5413942
EZPAWN Nevada, Inc.	Delaware	74-2672899

Exact Name of Subsidiary Guarantor (1)	State or Other Jurisdiction of Incorporation or Formation	IRS Employer Identification Number
EZPAWN Oklahoma, Inc.	Delaware	74-2621073
EZPAWN Tennessee, Inc.	Delaware	74-2641965
EZPAWN Utah, Inc.	Delaware	27-4268366
EZPAWN Wisconsin, Inc.	Delaware	45-2060959
Mister Money Holdings, Inc.	Colorado	74-3082094
Pawn Management, Inc.	Texas	74-2654815
Payday Loan Management, Inc.	Delaware	83-0360843
Texas EZMONEY, L.P.	Texas	83-0360848
Texas EZPAWN Management, Inc.	Delaware	74-2689697
Texas EZPAWN, L.P.	Texas	74-2689698
Texas PRA Management, L.P.	Texas	02-0596091
Value Financial Services, Inc.	Florida	65-0503587
VFS Mexico Operations, LLC	Florida	65-0503587
VFS Mexico Services, LLC	Florida	65-0503587
(1)	The address for each of the Subsidiary Guarantors is 1901 Capital Parkway, Austin, Texas 78746, and the telephone number is (512) 314-3400

DEREGISTRATION OF SECURITIES
This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-179379) (the “Registration Statement”) filed with the Securities and Exchange Commission on February 3, 2012 by EZCORP, Inc., a Delaware corporation (“Registrant”) and each of the co-registrants listed in the Table of Additional Registrants (the “Co-Registrants”), is being filed to deregister all unsold securities of Registrant and guarantees of the Co-Registrants (the “Registered Securities”) that were registered under the Registration Statement.
On October 2, 2013, pursuant to the Agreement and Plan of Merger, dated as of October 1, 2013 (the “Merger Agreement”), between Registrant and EZMergeco, Inc., a Delaware corporation and a newly formed direct wholly owned subsidiary of Registrant (“MergeCo”), in an internal reorganization transaction structured as a merger, Registrant merged with and into MergeCo, with MergeCo continuing as the surviving corporation (the “Reorganization”). At the effective time of the Reorganization, MergeCo changed its name to “EZCORP, Inc.” (referred to herein as “EZCORP”) and succeeded to all of the assets and liabilities of Registrant. EZCORP has conducted and will continue to conduct the same business and operations as Registrant immediately prior to the Reorganization.
As a result of the Reorganization, Registrant has terminated any and all offerings of its securities pursuant to its existing registration statements, including the Registration Statement. Accordingly, Registrant hereby terminates the effectiveness of the Registration Statement and, in accordance with an undertaking made by Registrant in Part II of the Registration Statement to remove from registration by means of a post-effective amendment any of the Registered Securities which remain unsold at the termination of the offering, removes from registration any and all Registered Securities registered but unsold under the Registration Statement as of the date hereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933 and Rule 478 thereunder, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on this 4th day of October, 2013.

EZCORP, INC.

By:	/s/ Thomas H. Welch, Jr.
Name: Thomas H. Welch, Jr.
Title: Agent for Service

Note: No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933.

Pursuant to the requirements of the Securities Act of 1933 and Rule 478 thereunder, each of the co-registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on this 4th day of October, 2013.

CCV Americas, LLC
By:	EZCORP USA, Inc., its sole member and manager
CCV Pennsylvania, Inc.
CCV Virginia, Inc.
Change Capital, Inc.
Change Capital Investments, LLC
By:	Change Capital, Inc., its sole member and manager
Change Capital Ventures, LLC
By:	Change Capital, Inc., its sole member and manager
EZCORP International, Inc.
EZCORP International Holdings, LLC
By:	EZCORP International, Inc., its sole member and manager
EZCORP Online, Inc.
EZCORP USA, Inc.
EZMONEY Alabama, Inc.
EZMONEY Canada, Inc.
EZMONEY Colorado, Inc.
EZMONEY Hawaii, Inc.
EZMONEY Holdings, Inc.
EZMONEY Idaho, Inc.
EZMONEY Kansas, Inc.
EZMONEY Management, Inc.
EZMONEY Missouri, Inc.
EZMONEY Nebraska, Inc.
EZMONEY South Dakota, Inc.
EZMONEY Utah, Inc.
EZMONEY Wisconsin, Inc.
EZPAWN Alabama, Inc.
EZPAWN Arkansas, Inc.
EZPAWN Colorado, Inc.
EZPAWN Florida, Inc.
EZPAWN Georgia, Inc.
EZPAWN Holdings, Inc.
EZPAWN Illinois, Inc.
EZPAWN Indiana, Inc.
EZPAWN Iowa, Inc.
EZPAWN Louisiana, Inc.
EZPAWN Mexico Holdings, LLC
By:	EZCORP Global, B.V., its sole member and manager
EZPAWN Mexico Ltd., LLC

	By:	EZCORP Global, B.V., its sole member and manager
EZPAWN Nevada, Inc.
EZPAWN Oklahoma, Inc.
EZPAWN Tennessee, Inc.
Note: No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933.	EZPAWN Utah, Inc.
EZPAWN Wisconsin, Inc.
Mister Money Holdings, Inc.
Pawn Management, Inc.
Payday Loan Management, Inc.
Texas EZMONEY, L.P.
		By:	Payday Loan Management, Inc., its general partner
Texas EZPAWN Management, Inc.
Texas EZPAWN, L.P.
		By:	Texas EZPAWN Management, Inc., its general partner
Texas PRA Management, L.P.
		By:	EZMONEY Management, Inc., its general partner
Value Financial Services, Inc.
VFS Mexico Operations, LLC
		By:	Value Financial Services, Inc., its sole member and manager
VFS Mexico Services, LLC
		By:	Value Financial Services, Inc., its sole member and manager

In each case by:

/s/ THOMAS H. WELCH, JR.
Thomas H. Welch, Jr.,
Agent for Service